                                                                     EXHIBIT 4.8
                                                                  Executive Copy

                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

            3 1/2% Senior Convertible Debentures due February 1, 2022

                         ------------------------------

                                    INDENTURE

                          Dated as of January 24, 2002

                         ------------------------------

                       State Street Bank and Trust Company

                                     TRUSTEE

                             CROSS-REFERENCE TABLE*

Trust Indenture                                                   Indenture
Act Section                                                         Section
-----------                                                         -------
310 (a)(1).............................................................7.10
(a)(2).................................................................7.10
(a)(3).................................................................N.A.
(a)(4).................................................................N.A.
(a)(5).................................................................N.A.
(b)..............................................................7, 8, 7.10
(c)....................................................................N.A.
311(a).................................................................7.11
(b)....................................................................7.11
(c)....................................................................N.A.
312 (a).................................................................2.5
(b)....................................................................11.3
(c)....................................................................11.3
313(a)..................................................................7.6
(b)(1)..................................................................7.6
(b)(2)..................................................................7.6
(c).....................................................................7.6
(d).....................................................................7.6
314(a)...............................................................2, 4.3
(b)....................................................................N.A.
(c)(1).................................................................11.4
(c)(2).................................................................11.4
(c)(3).................................................................N.A.
(d)....................................................................N.A.
(e)....................................................................11.5
(f)....................................................................N.A.
315 (a)..............................................................7.1(b)
(b).....................................................................7.5
(c)..................................................................7.1(a)
(d)..................................................................7.1(c)
(e)....................................................................6.11
316(a)(1)(A)............................................................6.5
(a)(1)(B)...............................................................6.4
(a)(2).................................................................N.A.
(b).....................................................................6.7
(c)..................................................................1.5(e)
317 (a)(1)..............................................................6.8
(a)(2)..................................................................6.9
(b).....................................................................2.4
318 (a)................................................................N.A.

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                          Page
ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE........................1

       Section 1.1    Definitions............................................1
       Section 1.2    Other Definitions......................................5
       Section 1.3    Incorporation by Reference of Trust Indenture Act......5
       Section 1.4    Rules of Construction..................................6
       Section 1.5    Acts of Holders........................................6

ARTICLE II. THE SECURITIES...................................................7

       Section 2.1    Form and Dating........................................7
       Section 2.2    Execution and Authentication...........................8
       Section 2.3    Registrar, Paying Agent and Conversion Agent...........9
       Section 2.4    Paying Agent to Hold Money in Trust....................9
       Section 2.5    Securityholder Lists...................................9
       Section 2.6    Transfer and Exchange.................................10
       Section 2.7    Replacement Securities................................11
       Section 2.8    Outstanding Securities; Determinations of
                      Holders' Action.......................................11
       Section 2.9    Temporary Securities..................................12
       Section 2.10   Cancellation..........................................12
       Section 2.11   Persons Deemed Owners.................................12
       Section 2.12   Global Securities.....................................13
       Section 2.13   CUSIP Numbers.........................................15

ARTICLE III. REDEMPTION AND PURCHASES.......................................15

       Section 3.1    Right to Redeem; Notices to Trustee...................15
       Section 3.2    Selection of Securities to Be Redeemed................15
       Section 3.3    Notice of Redemption..................................16
       Section 3.4    Effect of Notice of Redemption........................16
       Section 3.5    Deposit of Redemption Price...........................17
       Section 3.6    Securities Redeemed in Part...........................17
       Section 3.7    RESERVED..............................................17
       Section 3.8    Purchase of Securities at Option of the Holder........17
       Section 3.9    Purchase of Securities at Option of the
                      Holder upon Change in Control.........................19
       Section 3.10   Effect of Purchase Notice or Change in
                      Control Purchase Notice...............................22
       Section 3.11   Deposit of Purchase Price or Change in
                      Control Purchase Price................................23
       Section 3.12   Securities Purchased in Part..........................23
       Section 3.13   Covenant to Comply With Securities Laws
                      Upon Purchase of Securities...........................23
       Section 3.14   Repayment to the Company..............................23

ARTICLE IV. COVENANTS.......................................................24

       Section 4.1    Payment of Securities.................................24
       Section 4.2    SEC and Other Reports.................................24
       Section 4.3    Compliance Certificate................................24

       Section 4.4    Further Instruments and Acts..........................25
       Section 4.5    Maintenance of Office or Agency.......................25
       Section 4.6    Delivery of Certain Information.......................25
       Section 4.7    Tax Treatment of Securities...........................25
       Section 4.8    Liquidated Damages....................................26

ARTICLE V. SUCCESSOR CORPORATION............................................26

       Section 5.1    When Company May Merge or Transfer Assets.............26

ARTICLE VI. DEFAULTS AND REMEDIES...........................................27

       Section 6.1    Events of Default.....................................27
       Section 6.2    Acceleration..........................................28
       Section 6.3    Other Remedies........................................29
       Section 6.4    Waiver of Past Defaults...............................29
       Section 6.5    Control by Majority...................................29
       Section 6.6    Limitation on Suits...................................29
       Section 6.7    Rights of Holders to Receive Payment..................30
       Section 6.8    Collection Suit by Trustee............................30
       Section 6.9    Trustee May File Proofs of Claim......................30
       Section 6.10   Priorities ...........................................31
       Section 6.11   Undertaking for Costs.................................31
       Section 6.12   Waiver of Stay, Extension or Usury Laws...............31

ARTICLE VII. TRUSTEE........................................................32

       Section 7.1    Duties of Trustee.....................................32
       Section 7.2    Rights of Trustee.....................................33
       Section 7.3    Individual Rights of Trustee..........................34
       Section 7.4    Trustee's Disclaimer..................................34
       Section 7.5    Notice of Defaults....................................34
       Section 7.6    Reports by Trustee to Holders.........................34
       Section 7.7    Compensation and Indemnity............................34
       Section 7.8    Replacement of Trustee................................35
       Section 7.9    Successor Trustee by Merger...........................36
       Section 7.10   Eligibility; Disqualification.........................36
       Section 7.11   Preferential Collection of Claims Against Company.....36

ARTICLE VIII. DISCHARGE OF INDENTURE........................................36

       Section 8.1    Discharge of Liability on Securities..................36
       Section 8.2    Repayment to the Company..............................36

ARTICLE IX. AMENDMENTS......................................................37

       Section 9.1    Without Consent of Holders............................37
       Section 9.2    With Consent of Holders...............................37
       Section 9.3    Compliance with Trust Indenture Act...................38
       Section 9.4    Revocation and Effect of Consents, Waivers
                      and Actions...........................................38
       Section 9.5    Notation on or Exchange of Securities.................38

       Section 9.6    Trustee to Sign Supplemental Indentures...............38
       Section 9.7    Effect of Supplemental Indentures.....................38

ARTICLE X. CONVERSIONS......................................................38

       Section 10.1   Conversion Right and Conversion Price.................38
       Section 10.2   Conversion Procedure..................................39
       Section 10.3   Fractional Shares.....................................40
       Section 10.4   Taxes on Conversion...................................40
       Section 10.5   Company to Provide Stock..............................40
       Section 10.6   Adjustment for Change In Capital Stock................41
       Section 10.7   Adjustment for Rights Issue...........................41
       Section 10.8   Adjustment for Other Distributions....................43
       Section 10.9   When Adjustment May Be Deferred.......................44
       Section 10.10  When No Adjustment Required...........................45
       Section 10.11  Notice of Adjustment..................................45
       Section 10.12  Voluntary Decrease....................................45
       Section 10.13  Notice of Certain Transactions........................45
       Section 10.14  Reorganization of the Company; Special
                      Distributions.........................................46
       Section 10.15  Company Determination Final...........................46
       Section 10.16  Trustee's Adjustment Disclaimer.......................46
       Section 10.17  Simultaneous Adjustments..............................47
       Section 10.18  Successive Adjustments................................47

ARTICLE XI. MISCELLANEOUS...................................................47

       Section 11.1   Trust Indenture Act Controls..........................47
       Section 11.2   Notices   47
       Section 11.3   Communication by Holders with Other Holders...........48
       Section 11.4   Certificate and Opinion as to Conditions
                      Precedent.............................................48
       Section 11.5   Statements Required in Certificate or Opinion.........48
       Section 11.6   Separability Clause...................................49
       Section 11.7   Rules by Trustee, Paying Agent, Conversion
                      Agent and Registrar...................................49
       Section 11.8   Legal Holidays........................................49
       Section 11.9   Governing Law.........................................49
       Section 11.10  No Recourse Against Others............................49
       Section 11.11  Successors............................................49
       Section 11.12  Multiple Originals....................................49

     INDENTURE dated as of January 24, 2002 between CHARLES RIVER LABORATORIES INTERNATIONAL, INC., a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the "Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 3 1/2% Senior Convertible Debentures due February 1, 2022 ("Debentures"):

                                   ARTICLE I.

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

     Section 1.1 Definitions.

     "144A Global Security" means a permanent Global Security in the form of the Security attached hereto as Exhibit A-1 that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.

     "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

     "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

     "Board Resolution" means a copy of one or more resolutions, certified by an Officer of the Company to have been duly adopted or consented to by the applicable Board of Directors and to be in full force and effect, and delivered to the Trustee.

     "Business Day" means, with respect to any Security, a day that in the City of New York and the City of Boston, Massachusetts is not a day on which banking institutions are authorized by law or regulation to close.

     "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

     "Certificated Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-2.

     "Common Stock" shall mean shares of the Company's Common Stock, $0.01 par value per share, as they exist on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

     "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two Officers.

     "Corporate Trust Office" means the office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at Goodwin Square, 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103, Attention: Corporate Trust (Charles River Laboratories International, Inc. 3 1/2% Senior Convertible Debentures due February 1, 2022), or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

     "Credit Facility" that certain credit agreement by and between Charles River Laboratories International, Inc., and the several financial institutions thereto, providing in the aggregate up to $156.1 million of credit borrowings.

     "Debentures" means any of the Company's 3 1/2% Senior Convertible Debentures due February 1, 2022, as amended or supplemented from time to time, issued under this Indenture.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     "Global Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-1, and to the extent that such Securities are required to bear the Legend required by Section 2.6, such Securities will be in the form of a 144A Global Security.

     "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

     "Indebtedness" means, without duplication, the principal or face amount of

          (i) all obligations for borrowed money,

          (ii) all obligations evidenced by debentures, notes or other similar instruments,

          (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto),

          (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business,

          (v) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles, and

          (vi) all Indebtedness of others guaranteed by the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

     "Initial Purchasers" shall mean Credit Suisse First Boston Corporation, Lehman Brothers Inc., J.P. Morgan Securities Inc., SG Cowen Securities Corporation, U.S. Bancorp Piper Jaffray Inc., Thomas Wiesel Partners LLC, Investec PMG Capital Corp. and Jeffries & Company, Inc.

     "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

     "Liquidated Damages" has the meaning set forth in the Registration Rights Agreement dated as of January 24, 2002 between the Company and the Initial Purchasers.

     "Non-Recourse Indebtedness" means Indebtedness upon the enforcement of which recourse may be had by the holder(s) thereof only to identified assets of the Company or any Subsidiary and not to the Company or any Subsidiary personally.

     "Officer" means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, the Treasurer or the Clerk, any Assistant Treasurer or Assistant Clerk or any Director of the Company.

     "Officers' Certificate" means a written certificate containing the information specified in Sections 11.4 and 11.5, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.3 shall be signed by an authorized financial or accounting Officer of the Company but need not contain the information specified in Sections 11.4 and 11.5.

     "Opinion of Counsel" means a written opinion containing the information specified in Sections 11.4 and 11.5, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

     "Person" or "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

     "Principal Amount" or "principal amount" of a Security means the Principal Amount as set forth on the face of the Security.

     "Redemption Date" or "redemption date" shall mean the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

     "Redemption Price" or "redemption price" shall have the meaning set forth in paragraph 5 of the Securities.

     "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A-1 and A-2 of this Indenture.

     "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means any of the Company's 3 1/2% Convertible Debentures due February 1, 2022, as amended or supplemented from time to time, issued under this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

     "Stated Maturity", when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount of such Security is due and payable.

     "Subsidiary" means any person of which at least a majority of the outstanding voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

     "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

     "Trading Day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

     "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

     "Voting Stock" of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     Section 1.2 Other Definitions.

Term Section:                                                     Defined in:
"Agent Members"......................................................12(e)
"Associate".........................................................3.9(a)
"Average Sale Price"..................................................10.7
"beneficial owner"..................................................3.9(a)
"cash"..............................................................3.8(b)
"Change in Control".................................................3.9(a)
"Change in Control Purchase Date"...................................3.9(a)
"Change in Control Purchase Notice".................................3.9(a)
"Change in Control Purchase Price"..................................3.9(c)
"Company Notice"....................................................3.8(c)
"Company Notice Date"...............................................3.8(b)
"Conversion Agent".....................................................2.3
"Conversion Date".....................................................10.2
"Conversion Price"....................................................10.1
"Depositary.........................................................2.1(a)
"DTC"...............................................................2.1(a)
"Event of Default".....................................................6.1
"Ex-Dividend Time"....................................................10.1
"Extraordinary Cash Dividend".........................................10.8
"Legal Holiday........................................................11.8
"Legend"............................................................2.6(f)
"Notice of Default"....................................................6.1
"Paying Agent".........................................................2.3
"Purchase Date".....................................................3.8(a)
"Purchase Notice"...................................................3.8(a)
"Purchase Price"....................................................3.8(a)
"QIB"...............................................................2.1(a)
"Registrar"............................................................2.3
"Rule 144A Information"................................................4.6
"Sale Price"..........................................................10.1
"Spin-off"............................................................10.8
"Time of Determination"...............................................10.1

     Section 1.3 Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities.

     "indenture security holder" means a Securityholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule have the meanings assigned to them by such definitions.

     Section 1.4 Rules of Construction. Unless the context otherwise requires:

     1.   a term has the meaning assigned to it;

     2. an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

     3.   "or" is not exclusive;

     4.   "including" means including, without limitation; and

     5. words in the singular include the plural, and words in the plural include the singular.

     Section 1.5 Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority.

     The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Registered Securities shall be proved by the Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

     (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization , direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   ARTICLE II.

                                 THE SECURITIES

     Section 2.1 Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the forms set forth on Exhibits A-1 and A-2, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

     (a) 144A Global Securities. Securities offered and sold within the United States to qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued, initially in the form of a 144A Global Securities, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

     (b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

     Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

     (c) Book-Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall bear legends substantially to the following effect:

     "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO CHARLES RIVER LABORATORIES INTERNATIONAL, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

     Section 2.2 Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer, under its corporate seal reproduce thereon. The signature of the officer of the Company on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

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     The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of up to $200,000,000 (which shall include the Initial Purchasers' option to purchase $25,000,000 of Securities) upon a Company Order without any further action by the Company. The aggregate Principal Amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.7.

     The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount and any integral multiple thereof.

     Section 2.3 Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to
Section 4.5. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.5.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

     The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

     Section 2.4 Paying Agent to Hold Money in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.

     Section 2.5 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on May 1 and November 1 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

     Section 2.6 Transfer and Exchange. Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Securities, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

     At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

     The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

     (a) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.6(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

     (b) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

     (c) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

     (d) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

     (e) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached hereto as Exhibits A-1 and A-2 setting forth such restrictions (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the

Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

     Section 2.7 Replacement Securities. If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute, and upon the Company's written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

     Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 2.8 Outstanding Securities; Determinations of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.7 delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

     If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

     If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Purchase Date or a Change in Control Purchase Date, or on Stated Maturity, money sufficient to pay amounts owed with respect to Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Change in Control Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest, if any, on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

     If a Security is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest, if any, shall cease to accrue on such Security.

     Section 2.9 Temporary Securities. Pending the preparation of definitive Securities, the Company may execute and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

     Section 2.10 Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange (other than Securities exchanged pursuant to Section 10.2) shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

     Section 2.11 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the Principal Amount of the Security or the payment of any Redemption Price, Purchase Price or Change in Control Purchase Price in respect thereof, and accrued interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Section 2.12 Global Securities.

     (a) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.6 and this Section 2.12.

     (b) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of an opinion of counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

     (c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate Principal Amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

     (d) As used in the preceding two paragraphs of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

     (e) The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

     1. Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (ii) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (iii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clauses (i) or (ii) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

     2. Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

     3. Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

     4. In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

     5. Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

     Section 2.13 CUSIP Numbers. The Company may issue the Securities with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                  ARTICLE III.

                            REDEMPTION AND PURCHASES

     Section 3.1 Right to Redeem; Notices to Trustee.

     (a) Optional Redemption. The Company, at its option, may redeem the Securities in accordance with the provisions of paragraph 5 of the Securities and at the Redemption Prices specified in paragraph 5 of the Securities, together with accrued interest up to but not including the Redemption Date and Liquidated Damages, if any, thereon; provided that if the Redemption Date is on or after an interest record date but on or prior to the related interest payment date, interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date for payment of such interest.

     (b) Notice to Trustee. If the Company elects to redeem Securities pursuant to this Section 3.1, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Securities to be redeemed and the Redemption Price. The Company shall give the notice to the Trustee provided for in this
Section 3.1(b) by a Company Order at least 20 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

     Section 3.2 Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed on a pro rata basis (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 15 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount of Securities that have denominations larger than $1,000.

     Securities and portions of them the Trustee selects shall be in Principal Amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

     If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such

Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

     Section 3.3 Notice of Redemption. At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

     The notice shall identify the Securities to be redeemed and shall state:

     1.   the Redemption Date;

     2.   the Redemption Price;

     3.   the Conversion Price;

     4.   the name and address of the Paying Agent and Conversion Agent;

     5. that Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;

     6. that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities;

     7. that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price therefor, together with all accrued interest;

     8. if fewer than all the outstanding Securities are to be redeemed, the certificate numbers, if any, and Principal Amounts of the particular Securities to be redeemed;

     9. that, unless the Company defaults in making payment of such Redemption Price, interest on Securities called for redemption will cease to accrue on and after the Redemption Date; and

     10.  the CUSIP number of the Securities.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least three Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section
3.3 and provides the Trustee with all information required for such notice of redemption.

     Section 3.4 Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice, together with accrued interest up to but not including the Redemption Date and Liquidated Damages, if any, thereon.

     Section 3.5 Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time) on the Redemption Date the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date, together with accrued interest up to but not including the Redemption Date and Liquidated Damages, if any, thereon, other than Securities or portions of Securities called for redemption that on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 10. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

     Section 3.6 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Principal Amount to the unredeemed portion of the Security surrendered.

     Section 3.7 RESERVED.

     Section 3.8 Purchase of Securities at Option of the Holder.

     (a) General. Securities shall be purchased by the Company in accordance with the provisions of paragraph 6 of the Securities as of February 1, 2008, February 1, 2013 and February 1, 2017 (each, a "Purchase Date") at a purchase price per Security equal to 100% of the aggregate Principal Amount of the Security (the "Purchase Price"), together with accrued interest up to but not including the Purchase Date and Liquidated Damages, if any, thereon; provided that if the Purchase Date is on or after an interest record date but on or prior to the related interest payment date, interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date.

     Purchases of Securities hereunder shall be made, at the option of the Holder thereof, upon:

     1. delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to the Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date stating:

          (A) the certificate number of the Security which the Holder will deliver to be purchased,

          (B) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be in principal amounts at maturity of $1,000 or an integral multiple thereof,

          (C) that such Security shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture, and

          (D) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor, together with all accrued interest;

               provided, however, that such Purchase Price, together with all accrued interest, shall be so paid pursuant to this Section 3.8 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

     The Company shall purchase from the Holder thereof, pursuant to this
Section 3.8, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 3.8 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.8(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the business day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent at the principal office of the Paying Agent in accordance with Section 3.10.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

     (b) Manner of Payment of Purchase Price. The Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.8(a) has been given shall be paid in U.S. legal tender ("cash").

     (c) Company Notice. In connection with any purchase of Securities pursuant to Section 3.8, the Company shall give written notice of the Purchase Date to the Holders (the "Company Notice"). The Company Notice shall be sent by first-class mail to the Trustee and to each Holder (and to each beneficial owner as required by applicable law) not less than 20 Business Days prior to any Purchase Date (the "Company Notice Date"). Each Company Notice shall include a form of Purchase Notice to be completed by a Securityholder and shall state:

          (i) the Purchase Price and the Conversion Price;

          (ii) the name and address of the Paying Agent and the Conversion
     Agent;

          (iii) that Securities as to which a Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with
     Article 10 hereof and paragraph 8 of the Securities if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (iv) that Securities must be surrendered to the Paying Agent to collect payment;

          (v) that the Purchase Price for, and any accrued interest on, any Security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in subclause (iv) above;

          (vi) the procedures the Holder must follow to exercise rights under
     Section 3.8 and a brief description of those rights;

          (vii) briefly, the conversion rights of the Securities;

          (viii) the procedures for withdrawing a Purchase Notice (including pursuant to the terms of Section 3.10);

          (ix) that, unless the Company defaults in making payment on Securities for which a Purchase Notice has been submitted, interest on such Securities will cease to accrue on the Purchase Date; and

          (x) the CUSIP number of the Securities.

     At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least three (3) Business Days prior to the date by which such Company Notice must be given to the Holders and that, in all cases, the text of such Company Notice shall be prepared by the Company.

     (d) Procedure upon Purchase. The Company shall deposit cash, in respect of purchases under this Section 3.8, at the time and in the manner as provided in
Section 3.11, sufficient to pay the aggregate Purchase Price of all Securities, together with all accrued interest to, but not including, the Purchase Date and Liquidated Damages, if any, thereon, to be purchased pursuant to this
Section 3.8.

     Section 3.9 Purchase of Securities at Option of the Holder upon Change in Control.

     (a) If at any time the Securities remain outstanding there shall have occurred a Change in Control, Securities shall be purchased by the Company, at the option of the Holder thereof, at a purchase price specified in paragraph 6 of the Securities (the "Change in Control Purchase Price"), as of the date that is 45 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.9(c).

     A "Change in Control" shall be deemed to have occurred at such time as either of the following events shall occur:

          (i) There shall be consummated any share exchange, consolidation or merger of the Company pursuant to which the Common Shares would be converted into cash, securities or other property, in each case other than a share exchange, consolidation or merger of the Company in which the holders of the Common Shares immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving corporation immediately after the share exchange, consolidation or merger; or

          (ii) There is a report filed on Schedule 13D or TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person (for the purposes of this Section 3.9 only, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the voting power of the Common Shares then outstanding; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or
     (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act.

Notwithstanding the foregoing provisions of this Section 3.9, a Change in Control shall not be deemed to have occurred by virtue of the Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, or any person holding Common Stock for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule TO (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Common Stock, whether in excess of 50% or otherwise.

A Change in Control shall not be deemed to have occurred if:

          (i) the sale price of the Company's Common Stock for any five trading days within:

               (a) the period of ten consecutive trading days ending immediately after the later of the Change in Control and the public announcement of the Change in Control, in the case of a Change in Control under 3.9(a)(ii) above, or

               (b) the period of ten consecutive trading days ending immediately before the Change in Control, in the case of a Change in Control under 3.9(a)(i) above,

               equals or exceeds 105% of the conversion price of the Debentures in effect on each such trading day; or

          (ii) at least 90% of the consideration in the transaction or transactions constituting a Change in Control consists of shares of Common Stock traded or to be traded immediately following such change in control on a national securities exchange or the Nasdaq National Market and, as a result of the transaction or transactions, the Securities become convertible solely into such Common Stock (and any rights attached thereto).

     "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

     (b) Within 30 days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Securityholder and shall state:

     1. briefly, the events causing a Change in Control and the date of such Change in Control;

     2. the date by which the Change in Control Purchase Notice pursuant to this Section 3.9 must be given;

     3.   the Change in Control Purchase Date;

     4.   the Change in Control Purchase Price;

     5.   the name and address of the Paying Agent and the Conversion Agent;

     6.   the Conversion Price and any adjustments thereto;

     7. that Securities as to which a Change in Control Purchase Notice has been given may be converted pursuant to Article 10 hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

     8. that Securities must be surrendered to the Paying Agent to collect payment;

     9. that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Security as described in (8);

     10. briefly, the procedures the Holder must follow to exercise rights under this Section 3.9;

     11.  briefly, the conversion rights of the Securities;

     12.  the procedures for withdrawing a Change in Control Purchase Notice;

     13. that, unless the Company defaults in making payment of such Change in Control Purchase Price, interest on Securities surrendered for purchase by the Company will cease to accrue on and after the Change in Control Purchase Date; and

     14.  the CUSIP number of the Securities.

     (c) A Holder may exercise its rights specified in Section 3.9(a) upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the fifth business day prior to the Change in Control Purchase Date, stating:

     1. the certificate number of the Security that the Holder will deliver to be purchased;

     2. the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

     3. that such Security shall be purchased pursuant to the terms and conditions specified in paragraph 6 of the Securities.

     The delivery of such Security to the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this
Section 3.9 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

     The Company shall purchase from the Holder thereof, pursuant to this
Section 3.9, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 3.9 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 3.9.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this
Section 3.9(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

     Section 3.10 Effect of Purchase Notice or Change in Control Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 3.8(a) or Section 3.9(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price, together with all accrued interest to, but not including, the Purchase Date and Liquidated Damages, if any, thereon, or Change in Control Purchase Price, as the case may be, with respect to such Security. Such Purchase Price, together with all accrued interest to, but not including, the Purchase Date and Liquidated Damages, if any, thereon, or Change in Control Purchase Price, as the case may be, shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.8(a) or Section 3.9(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.8(a) or Section 3.9(c), as applicable. Securities in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

     A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change in Control Purchase Notice, as the case may be, at any time prior to the close of business on the business day prior to the Purchase Date or prior to the close of business on the Change in Control Purchase Date, as the case may be, specifying:

     1. the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted,

     2. the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted, and

     3. the Principal Amount, if any, of such Security which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

     A written notice of withdrawal of a Purchase Notice shall be in the form set forth in the preceding paragraph.

     There shall be no purchase of any Securities pursuant to Section 3.8 or 3.9 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Securities) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

     Section 3.11 Deposit of Purchase Price or Change in Control Purchase Price. Prior to 10:00 a.m. (local time in the City of New York) on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of money (in immediately available funds if deposited on such Business
Day) sufficient to pay the aggregate Purchase Price, together with all accrued interest to, but not including, the Purchase Date and Liquidated Damages, if any, thereon, or Change in Control Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be.

     Section 3.12 Securities Purchased in Part. Any Certificated Security that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased.

     Section 3.13 Covenant to Comply With Securities Laws Upon Purchase of Securities. When complying with the provisions of Section 3.8 or 3.9 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply in all material respects with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply in all material respects with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.8 and 3.9 to be exercised in the time and in the manner specified in Sections 3.8 and 3.9.

     Section 3.14 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in paragraph 12 of the Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.1(f)), held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, and accrued interest; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.11 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, and accrued interest thereon, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.1(f)).

                                   ARTICLE IV.

                                    COVENANTS

     Section 4.1 Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 10:00 a.m. (New York City time) by the Company. Interest installments, Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price and interest, if any, due on overdue amounts shall be considered paid on the applicable date due if at 10:00 a.m. (New York City time) on such date (or, in the case of a Purchase Price or Change in Control Purchase Price, on the Business Day following the applicable Purchase Date or Change in Control Purchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due.

     The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in addition to the continued accrual of interest on the Securities.

     Section 4.2 SEC and Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements.

     In addition, the Company shall comply with the other provisions of TIA
Section 314(a).

     Section 4.3 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2001) an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

     Section 4.4 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     Section 4.5 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of State Street Bank and Trust Company, N.A., an Affiliate of the Trustee, 61 Broadway, 15th Floor, New York, NY 10006 (Attention: Corporate Trust Administration (Charles River Laboratories International, Inc. 3 1/2% Senior Convertible Debentures due February 1, 2022), shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in
Section 11.2.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

     Section 4.6 Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of Common Stock delivered upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or holder or beneficial owner of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act or any successor provisions. Whether a person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

     Section 4.7 Tax Treatment of Securities. The Company and the Holders, by purchasing the Securities, agree that (i) the Securities are contingent payment debt instruments as described in Treasury Regulation 1.1275-4, (ii) each Holder shall be bound by the Company's application of the Treasury regulations to the Securities, including the Company's determination that the rate at which interest will be deemed to accrue on the Securities for United States federal income tax purposes, will be 9% compounded semi-annually, which is the rate comparable to the rate at which the Company would borrow on a noncontingent, nonconvertible borrowing with terms and conditions otherwise comparable to the Securities, (iii) each Holder shall use the projected payment schedule with respect to the Securities provided by the Company to the Holder, as provided in Treasury Regulation 1.1275-4(b)(4), to determine its interest accruals and adjustments as provided in Treasury Regulation 1.1275-4(b)(4)(iv), and (iv) the

Company and each Holder will not take any position on a tax return inconsistent with (i), (ii), or (iii), unless required by applicable law.

     Section 4.8 Liquidated Damages. If at any time Liquidated Damages become payable by the Company pursuant to the Registration Rights Agreement, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (i) the amount of such Liquidated Damages that are payable and (ii) the date on which such damages are payable pursuant to the terms of the Registration Rights Agreement. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Liquidated Damages are payable. If the Company has paid Liquidated Damages directly to the persons entitled to them, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

                                   ARTICLE V.

                              SUCCESSOR CORPORATION

     Section 5.1 When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

     (a) (1) the Company shall be the continuing corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (i) shall be organized and validly existing under the laws of (A) the United States or any State thereof or the District of Columbia, or (B) if such merger, consolidation or other transaction would not impair the rights of Securityholders, any other country and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

     (b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

     (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company would constitute all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture pursuant to Section 10.14, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to
Section 9.6, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

                                   ARTICLE VI.

                              DEFAULTS AND REMEDIES

     Section 6.1 Events of Default. An "Event of Default" occurs if:

     (1) the Company defaults in the payment of interest, if any, payable on any Security when the same becomes due and payable and such default continues for a period of 30 days after receipt by the Company of a Notice of Default;

     (2) the Company defaults in the payment of the Principal Amount, Redemption Price, Purchase Price or Change in Control Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise;

     (3) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clauses (1) and (2) above) and such failure continues for 90 days after receipt by the Company of a Notice of Default from the Trustee or from Holders of not less than 25% in aggregate principal amount then outstanding;

     (4) an event of default, as defined in any indenture, including this Indenture, or instrument evidencing or under which the Company, on the date any determination shall be made under this clause (4), shall have outstanding at least $25,000,000 aggregate principal amount of Indebtedness for borrowed money (other than Non-Recourse Indebtedness), shall happen and be continuing and such event of default shall involve (x) the failure to pay the principal of or premium, if any, on such Indebtedness (or any part thereof) on the final maturity date thereof after the expiration of any applicable grace period with respect thereto, or (y) such Indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten Business Days after notice thereof shall have been given to the Company by the Trustee (if such event be known to it) or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of all of the Securities at the time outstanding; provided that, if such event of default under such indenture or instrument shall be remedied or cured by the Company or waived by the requisite holders of such indebtedness, then the Event of Default by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Securityholders, and provided further, however, that subject to the provisions of Section 7.1 and 7.2, the Trustee shall not be charged with knowledge of any such event of default unless written notice thereof shall have been given to the Trustee by the Company, by the holder or an agent of the holder of any such Indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of not less than 25% in the aggregate principal amount of the Securities at the time outstanding;

     (5) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

     (6) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or make any general assignment for the benefit of creditors.

     A Default under clause (3) or (4) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (3) or (4) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

     The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clauses (3) or (4) above, its status and what action the Company is taking or proposes to take with respect thereto.

     Section 6.2 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(5) or (6)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Principal Amount of all the Securities plus all accrued interest thereon through the date of declaration to be immediately due and payable. Upon such a declaration, such Principal Amount plus all accrued interest shall become and be immediately due and payable. If an Event of Default specified in Section 6.1(5) or (6) occurs and is continuing, the Principal Amount of all the Securities plus all accrued interest thereon shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. However, so long as any indebtedness permitted to be incurred pursuant to the Credit Facility shall be outstanding, acceleration shall not be effective until the earlier of:

     (a) an acceleration of any such indebtedness under the Credit
Facility;

     (b) five business days after receipt by the Company and Union Bank of California, N.A, as administrative agent (or any other entity which is the administrative agent at such time, the name of which shall be provided to the Trustee by the Company in writing) under the Credit Facility, of written notice of that acceleration.

Except as stated in the prior sentence, upon any such declaration, the Securities shall become due and payable immediately.

     Notwithstanding the foregoing, in the case of an Event of Default relating to events of bankruptcy or insolvency specified in Section 6.1(5) or (6), with respect to the Company, all outstanding Securities will become due and payable without further action or notice. Holders of the Securities may not enforce the Indenture or the Securities except as provided in the Indenture.

     The Holders of a majority in aggregate principal amount of the then outstanding Securities by written notice to the Trustee (and without notice to any other Securityholders) may on behalf of all of the holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of the Principal Amount plus all accrued interest, premium, or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived, provided that, in the event of a declaration of acceleration of the Securities because an Event of Default has occurred and is continuing as a result of the acceleration of any indebtedness described above, the declaration of acceleration of the Securities shall be automatically annulled if (i) the amounts due to the Trustee under Section 7.7 have been paid and (ii) the Holders of any indebtedness described above have rescinded the declaration of acceleration in respect of that indebtedness within 30 days of the date of that declaration and if:

     (a) the annulment of the acceleration of the Securities would not conflict with any judgment of a court of competent jurisdiction; and

     (b) all existing Events of Default, except non-payment of principal or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived.

     Section 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Principal Amount of all the Securities plus all accrued interest thereon or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     Section 6.4 Waiver of Past Defaults. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (a) an Event of Default described in Section 6.1(1) or 6.1(2), (b) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected or (c) a Default which constitutes a failure to convert any Security in accordance with the terms of Article 10. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.4 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     Section 6.5 Control by Majority. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This
Section 6.5 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     Section 6.6 Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

     (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

     (2) the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

     (3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

     (4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

     (5) the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

     A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

     Section 6.7 Rights of Holders to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of interest installments, the Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, due on overdue amounts in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

     Section 6.8 Collection Suit by Trustee. If an Event of Default described in
Section 6.1(1) or 6.1(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.7.

     Section 6.9 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether interest installments, the Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, due on overdue amounts in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

     (a) to file and prove a claim for any accrued and unpaid interest installments, the whole amount of the Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, due on overdue amounts in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 6.10 Priorities. If the Trustee collects any money pursuant to this
Article 6, it shall pay out the money in the following order:

     FIRST: to the Trustee for amounts due under Section 7.7;

     SECOND: to Securityholders for amounts due and unpaid on the Securities for any accrued and unpaid interest installments, the Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, due on overdue amounts in respect of the Securities, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities ; and

     THIRD: the balance, if any, to the Company.

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

     Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.7 or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities at the time outstanding. This Section 6.11 shall be in lieu of
Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     Section 6.12 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of any interest installment, the Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, due on overdue amounts in respect of the securities, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII.

                                     TRUSTEE

     Section 7.1 Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default:

     1. the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

     2. in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 7.1(b) shall be in lieu of Section 3.15(a) of the TIA and such
          Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

     1.   this paragraph (c) does not limit the effect of paragraph (b) of this
          Section 7.1;

     2. the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

     3. the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

Subparagraphs (c) (1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315 (d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315 (d) (3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.1.

     (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

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

     (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

     Section 7.2 Rights of Trustee. Subject to its duties and responsibilities under the TIA,

     (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

     (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

     (d) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

     (e) The Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

     (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

     (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

     (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

     (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

     (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

     (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     Section 7.4 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

     Section 7.5 Notice of Defaults. If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Sections 6.1(1) and 6.1(2), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders. The second sentence of this Section 7.5 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

     Section 7.6 Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the securities become listed on any Securities exchange and of any delisting thereof.

     Section 7.7 Compensation and Indemnity. The Company agrees:

     (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) to reimburse the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

     (c) to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including attorney's fees and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay interest installments, the Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, due on overdue amounts, as the case may be, in respect of any Securities.

     The Company's payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(5) or Section 6.1(6), the expenses, including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any bankruptcy law.

     Section 7.8 Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section
7.8. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

     (1)  the Trustee fails to comply with Section 7.10;

     (2)  the Trustee is adjudged bankrupt or insolvent;

     (3) a receiver or public officer takes charge of the Trustee or its property; or

     (4)  the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

     If a successor Trustee does not take office within 30 days after the retiring Trustee gives its notice of resignation or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Section 7.9 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

     Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

     Section 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII.

                             DISCHARGE OF INDENTURE

     Section 8.1 Discharge of Liability on Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.7, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

     Section 8.2 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, as applicable, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

                                   ARTICLE IX.

                                   AMENDMENTS

     Section 9.1 Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder, so long as such changes, other than those in clause (2), do not materially and adversely affect the interests of the Securityholder:

     (1) to cure any ambiguity, omission, defect or inconsistency;

     (2) to comply with Article 5 or Section 10.14;

     (3) to secure the Company's obligations under the Securities and this Indenture;

     (4) to add to the Company's covenants for the benefit of the Securityholders or to surrender any right or power conferred upon the Company;

     (5) to make any change necessary for the registration of the Securities under the Securities Act or to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

     Section 9.2 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment to this Indenture or the Securities may not:

     (1) change the record or payment dates for interest installments, or reduce the rate of interest referred to in paragraph 1 of the Securities, or extend the time for payment of interest on any Security;

     (2) reduce the Principal Amount or extend the Stated Maturity of any Security;

     (3) reduce the Redemption Price, Purchase Price or Change in Control Purchase Price of any Security;

     (4) make any Security payable in money or securities other than that stated in the Security;

     (5) make any change in Section 6.4, Section 6.7 or this Section 9.2, except to increase any percentage set forth therein;

     (6) make any change that adversely affects the right to convert any Security; or

     (7) make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture.

     It shall not be necessary for the consent of the Holders under this Section
9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment under this Section 9.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

     Section 9.3 Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA. Section
9.4 Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

     Section 9.5 Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this
Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

     Section 9.6 Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

     Section 9.7 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE X.

                                   CONVERSIONS

     Section 10.1 Conversion Right and Conversion Price. Subject to the further provisions of this Article 10 and paragraph 8 of the Securities, a Holder of a Security may convert such Security into Common Stock at any time prior to the close of business on the Business Day that is immediately preceding the Stated Maturity of such Security. The number of shares of Common Stock deliverable upon conversion of a Security is determined by dividing (x) the Principal Amount of the Security or the portion thereof being converted by (y) the conversion price in effect on the Conversion Date (the "Conversion Price"). The initial Conversion Price shall be that set forth in paragraph 8 of the Securities. The Conversion Price shall be subject to adjustment from time to time as herein set forth.

     A Holder may convert a portion of the Principal Amount of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

     A Security in respect of which a Holder has delivered a Purchase Notice pursuant to Section 3.8 or a Change in Control Purchase Notice pursuant to
Section 3.9 exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Purchase Notice or Change in Control Purchase Notice is withdrawn by a written notice of withdrawal complying in all respects with each of the provisions of this Indenture relating to such notice and delivered to the Paying Agent prior to the close of business on the business day prior to the Purchase Date or prior to the close of business on the Change in Control Purchase Date, as the case may be.

     In the event that the Ex-Dividend Time (as defined below) (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 10.6(1), (2), (3) or (5) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in Section 10.7, "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors of the Company to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

     The "Sale Price" of the Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock are traded or, if the Common Shares are not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Company shall be entitled to determine the sales price on the basis of such quotations as it reasonably considers appropriate.

     "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 10.7 or 10.8 applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock are then listed or quoted.

     Section 10.2 Conversion Procedure. To convert a Security a Holder must satisfy the requirements in paragraph 8 of the Securities. The first Business Day on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date").

     As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full Common Stock deliverable upon the conversion or exchange and cash in lieu of any fractional share determined pursuant to Section 10.3. The person in whose name the certificate is registered shall be treated as a shareholder of record on and after the next Business Day following the Conversion Date. Upon conversion of a Security, such person shall no longer be a Holder of such Security. No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 10.

     If any Holder surrenders a Security for conversion (in whole or in part) during the period from the close of business on any regular record date for the payment of an installment of interest to the opening of business on the next succeeding interest payment date, then such Security so surrendered shall be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the Principal Amount of such Security then being converted, and such interest installment shall be payable to such registered Holder notwithstanding the conversion of the Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. Notwithstanding the preceding sentence, in the event that a Holder surrenders a Security or portion thereof
(i) called for redemption, (ii) that the Company may be obligated to purchase in accordance with Section 3.9 upon a Change of Control or (iii) surrendered for conversion after the Company declares a dividend or distribution described in
Section 10.7, or a dividend or a distribution described in Section 10.8 where the fair market value of such dividend or distribution per Common Share exceeds 15% of the Sale Price of the Common Stock as of the Business Day prior to the date of declaration, and the Redemption Date, Change in Control Purchase Date or Ex-Dividend Date with respect to the distribution, as the case may be, occurs during the period from the close of business on a record date and ending on the opening of business on the first Business Day after the next interest payment date, or if this interest payment date is not a Business Day, the second Business Day after the interest payment date, such Holder shall not be required to pay an amount equal to the interest payable on the Principal Amount of the Security being converted. Except as otherwise provided in this Section 10.2, no payment or adjustment will be made for accrued interest or Liquidated Damages, if any, on a converted Security. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder.

     Nothing in this Section 10.2 shall affect the right of a Holder in whose name any Security is registered at the close of business on a record date to receive the interest payable on such Security on the related interest payment date in accordance with the terms of this Indenture and the Securities. If the Holder converts more than one Security at the same time, the number of Common Stock deliverable upon the conversion shall be based on the total Principal Amount of the Securities converted.

     If the last day on which a Security may be converted is a Legal Holiday, the Security may be surrendered on the next succeeding day that is not a Legal Holiday.

     Upon surrender of a Security that is converted in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unconverted portion of the Security surrendered.

     Section 10.3 Fractional Shares. Securityholders will not receive a fractional share upon conversion of a Security. Instead, the Holder will receive cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price, on the last trading day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

     Section 10.4 Transfer Taxes on Conversion. If a Holder submits a Security for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be delivered in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being delivered in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be delivered in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

     Section 10.5 Company to Provide Stock. All Common Stock delivered upon conversion of the Securities shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim. The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock are then listed or quoted.

     Section 10.6 Adjustment for Change In Capital Stock. If, after the Issue Date of the Securities, the Company:

     (1) pays a dividend or makes a distribution on its Common Stock in Common Stock;

     (2) subdivides its outstanding Common Stock into a greater number of shares;

     (3) combines its outstanding shares of Common Stock into a smaller number of shares;

     (4) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock); or

     (5) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock), then the conversion privilege and the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company that such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

     If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Price shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article 10 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article 10.

     Section 10.7 Adjustment for Rights Issue. If after the Issue Date of the Securities, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase Common Stock at a price per share less than the Average Sale Price as of the Time of Determination, the Conversion Price shall be adjusted in accordance with the formulas:

                         (O + N)
     R'  =  R X    ------------------
                    (O + (N X P)/M)
     and

     P' =               $1,000/R'

     where:

     R' = the number of shares of Common Stock deliverable upon conversion of a Security per $1,000 of Principal Amount thereof, based upon the adjusted Conversion Price.

     R = the number of shares of Common Stock deliverable upon conversion of a Security per $1,000 of Principal Amount thereof, based upon the current Conversion Price.

     O = the number of Common Stock outstanding on the record date for the distribution to which this Section 10.7 is being applied.

     N = the number of additional Common Stock offered pursuant to the distribution.

     P' = the adjusted Conversion Price

     P = the offering price per share of the additional shares.

     M = the Average Sale Price, minus, in the case of (i) a distribution to which Section 10.6(4) applies or (ii) a distribution to which Section 10.8 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 10.7 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.7 applies, the fair market value (on the record date for the distribution to which this Section 10.7 applies) of the

     (1) Capital Stock of the Company distributed in respect of each Common Share in such Section 10.6(4) distribution, and

     (2) assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each Common Share in such Section 10.8 distribution.

     The Board of Directors of the Company shall determine fair market values for the purposes of this Section 10.7, except as Section 10.8 otherwise provides in the case of a spin-off.

     "Average Sale Price" means the average of the Sale Prices of the Common Stock for the shorter of

          (i) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated, or

          (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or
     (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days), or

          (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 10.6(4), 10.7 or 10.8 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days).

     The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 10.7 applies. If all of the Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Price shall promptly be readjusted to the Conversion Price that would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of Common Stock issued upon the exercise of such rights, warrants or options.

     No adjustment shall be made under this Section 10.7 if the application of the formula stated above in this Section 10.7 would result in a value of P' that is equal to or more than the value of P.

     Section 10.8 Adjustment for Other Distributions. If, after the Issue Date of the Securities, the Company distributes to all holders of its Common Stock any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding
(x) distributions of Capital Stock referred to in Section 10.6 and distributions of rights, warrants or options referred to in Section 10.7 and (y) cash dividends or other cash distributions other than Extraordinary Cash Dividends) the Conversion Price shall be adjusted, subject to the provisions of the last paragraph of this Section 10.8, in accordance with the formulas:

                 R X M
     R'  =     ----------
                 (M-F)
     and

     P' = $1,000/R'

     where:

     R' = the number of shares of Common Stock deliverable upon conversion of Security per $1,000 of Principal Amount thereof, based upon the adjusted Conversion Price.

     R = the number of shares of Common Stock deliverable upon conversion of Security per $1,000 of Principal Amount thereof, based upon the current Conversion Price.

     M = the Average Sale Price, minus, in the case of a distribution to which
Section 10.6(4) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 10.8 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.8 applies, the fair market value (on the record date for the distribution to which this Section 10.8 applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 10.6(4) distribution.

     F = the fair market value (on the record date for the distribution to which this Section 10.8 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each Common Share in the distribution to which this Section 10.8 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

     P' = the adjusted Conversion Price.

     The Board of Directors of the Company shall determine fair market values for the purposes of this Section 10.8, except that in respect of a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company (a "Spin-off"), the fair market value of the securities to be distributed shall equal the average of the daily Sale Prices of those securities for the five consecutive trading days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-off and the Average of the Sale Prices shall mean the average Sale Prices for the Common Stock for the same five trading days. In the event, however, that an underwritten initial public offering of the securities in the Spin-off occurs simultaneously with the Spin-off, fair market value of the securities distributed in the Spin-off shall mean the initial public offering price of such securities and the Average Sale Price shall mean the Sale Price for the Common Stock on the same trading day.

     The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 10.8 applies, except that an adjustment related to a Spin-off shall become effective at the earlier to occur of (i) 10 trading days after the effective date of the Spin-off and (ii) the initial public offering of the securities distributed in the Spin-off.

     For purposes of this Section 10.8, the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentage set forth in the following paragraph. For purposes of the following paragraph, the "Measurement Period" with respect to a cash dividend on the Common Stock shall mean the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to such cash dividend, and the "Relevant Cash Dividends" with respect to a cash dividend on the Common Stock shall mean the cash dividends on the Common Stock with Ex-Dividend Times occurring in the Measurement Period.

     If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all Relevant Cash Dividends equals or exceeds on a per share basis 5% of the Sale Price of the Common Stock on the last trading day preceding the date of declaration by the Board of Directors of the Company of the cash dividend with respect to which this provision is being applied, then such cash dividend together with all Relevant Cash Dividends, shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 10.8, the value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with the amount of all Relevant Cash Dividends, minus (z) the aggregate amount of all Relevant Cash Dividends for which a prior adjustment in the Conversion Price was previously made under this Section 10.8.

     In making the determinations required by the preceding paragraph, the amount of cash dividends paid on a per share basis and the amount of any Relevant Cash Dividends specified in the preceding paragraph, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 10.6.

     In the event that, with respect to any distribution to which this Section
10.8 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by this Section 10.8 shall not be made and in lieu thereof the provisions of Section 10.14 shall apply to such distribution.

     Section 10.9 When Adjustment May Be Deferred. No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

     All calculations under this Article 10 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

     Section 10.10 When No Adjustment Required. If the Company adopts a stockholders rights plan under which the Company issues rights providing that each share of Common Stock issued upon conversion of the Security at any time prior to the distribution of separate certificates representing the rights will be entitled to receive the rights, no adjustment need be made as a result of:
(i) the issuance of the rights; (ii) the distribution of separate certificates representing the rights; (iii) the exercise or redemption of the rights in accordance with any rights agreement; or (iv) the termination or invalidation of the rights.

     No adjustment need be made for a transaction referred to in Section 10.6, 10.7, 10.8 or 10.14 if Securityholders are to participate in the transaction without conversion on a basis and with notice that the Board of Directors of the Company determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. No adjustment need be made for rights to purchase Common Stock pursuant to the Company plan for reinvestment of dividends or interest.

     No adjustment need be made for a change in the par value or no par value of the Common Stock.

     To the extent the Securities become convertible pursuant to this Article 10 in whole or in part into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     Section 10.11 Notice of Adjustment. Whenever the Conversion Price is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

     Section 10.12 Voluntary Decrease. The Company from time to time may decrease the Conversion Price by any amount for any period of time. Whenever the Conversion Price is decreased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the decrease. The Company shall mail the notice at least 15 days before the date the decreased Conversion Price takes effect. The notice shall state the decreased Conversion Price and the period it will be in effect. A voluntary decrease of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Section 10.6, 10.7 or 10.8.

     Section 10.13 Notice of Certain Transactions. If:

     (1) the Company takes any action that would require an adjustment in the Conversion Price pursuant to Section 10.6, 10.7 or 10.8 (unless no adjustment is to occur pursuant to Section 10.10); or

     (2) the Company takes any action that would require a supplemental indenture pursuant to Section 10.14; or

     (3) there is a liquidation or dissolution of the Company;

then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

     Section 10.14 Reorganization of the Company; Special Distributions. If the Company is a party to a transaction subject to Section 5.1 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor to the Company, that issuer shall join in the supplemental indenture.

     The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 10. The Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

     If this Section applies, neither Section 10.6 nor 10.7 applies.

     If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 10.8, would otherwise result in an adjustment in the Conversion Price pursuant to the provisions of Section 10.8, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

     Section 10.15 Company Determination Final. Any determination that the Company or its Board of Directors must make pursuant to Section 10.3, 10.6, 10.7, 10.8, 10.9, 10.10, 10.14 or 10.17 is conclusive, absent manifest error.

     Section 10.16 Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 10.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets delivered upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article 10. Each Conversion Agent shall have the same protection under this Section 10.16 as the Trustee. Unless and until the Trustee receives a certificate from the Company setting forth the particulars of an adjustment under this Article 10, the Trustee may assume without inquiry that no such adjustment has been, or is required to be, made.

     Section 10.17 Simultaneous Adjustments. In the event that this Article 10 requires adjustments to the Conversion Price under more than one of Sections 10.6(4), 10.7 or 10.8, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.6, second, the provisions of Section 10.8 and, third, the provisions of Section 10.7.

     Section 10.18 Successive Adjustments. After an adjustment to the Conversion Price under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Price as so adjusted.

                                   ARTICLE XI.

                                  MISCELLANEOUS

     Section 11.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     Section 11.2 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

          if to the Company, to:

          Charles River Laboratories International, Inc.
          251 Ballardvale Street
          Wilmington, MA 01887
          Attn:  General Counsel
          (978) 658-6000

          in either case, with a copy to:

          Latham & Watkins
          885 Third Avenue
          New York, NY  10022
          Attn:  Peter Labonski
          (212) 906-1200

          if to the Trustee, to:

          State Street Bank and Trust Company
          Goodwin Square
          225 Asylum Street, 23rd Floor
          Hartford, Connecticut  06103
          Attn:  Corporate Trust Administration
                 (Charles River Laboratories International, Inc. 3 1/2% Senior Convertible Debentures due February 1, 2022)
          Facsimile No.: (860) 244-1889

     The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

     If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

     Section 11.3 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

     Section 11.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Section 11.5 Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

     (1) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

     (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

     Section 11.6 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 11.7 Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

     Section 11.8 Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

     Section 11.9 Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES.

     Section 11.10 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     Section 11.11 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     Section 11.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                      CHARLES RIVER LABORATORIES
                                      INTERNATIONAL, INC.

                                      By: /s/  Dennis R. Shaughnessy
                                          --------------------------------------
                                          Name:  Dennis R. Shaughnessy
                                          Title: Vice President, Corporate
                                                 Development, General Counsel
                                                 and Secretary

                                      STATE STREET BANK AND TRUST COMPANY,
                                      as Trustee

                                      By: /s/  Elizabeth C. Hammer
                                          --------------------------------------
                                          Name:  Elizabeth C. Hammer
                                          Title: Vice President

                                                                    EXHIBIT A-1

                        [FORM OF FACE OF GLOBAL SECURITY]

     THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH SECURITY IS $1000 PER $1000 OF PRINCIPAL AMOUNT, THE ISSUE DATE IS FEBRUARY 1, 2002 AND THE COMPARABLE YIELD IS 9% PER ANNUM. HOLDERS OF THIS SECURITY MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, YIELD TO MATURITY AND THE PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO:
CHARLES RIVER LABORATORIES INTERNATIONAL, INC., 251 BALLARDVALE STREET, WILMINGTON, MA 01887, ATTN.: CORPORATE SECRETARY, SUCH INFORMATION TO BE MADE AVAILABLE, NO LATER THAN 10 DAYS AFTER THE ISSUE DATE, PROMPTLY UPON REQUEST.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO CHARLES RIVER LABORATORIES INTERNATIONAL, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

     THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY, AND THE COMMON SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY OR UPON PURCHASE OF THIS SECURITY BY THE COMPANY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN

                                      A-1-1

RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

     THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

                                      A-1-2

                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

            3 1/2% Senior Convertible Debentures due February 1, 2022

No.:  1_________________                         CUSIP: 159863 AK 5

Issue Date:  January 24, 2002                    Principal Amount:  $175,000,000

     CHARLES RIVER LABORATORIES INTERNATIONAL, INC., a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the Principal Amount as set forth on Schedule I hereto, on February 1, 2022, subject to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Security is convertible as specified on the other side of this Security.

     Interest Payment Dates: February 1 and August 1, commencing August 1,
2002,

     Record Dates: January 15 and July 15, commencing July 15, 2002

Dated:                                   CHARLES RIVER LABORATORIES
                                         INTERNATIONAL, INC.

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      A-1-3

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

STATE STREET BANK AND TRUST COMPANY, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:______________________________
       Authorized Signatory

Dated:

                                      A-1-4

                       [FORM OF REVERSE SIDE OF DEBENTURE]

                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

            3 1/2% Senior Convertible Debentures due February 1, 2022

1.  Interest.

     This Security shall accrue interest at an initial rate of 3 1/2% per annum. The Company promises to pay interest on the Securities in cash semiannually on each February 1 and August 1, commencing August 1, 2002, to Holders of record on the immediately preceding January 15 and July 15, respectively. Interest on the Securities will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from January 24, 2002, until the Principal Amount is paid or duly made available for payment. Notwithstanding the foregoing, at the close of business on August 1, 2007, August 1, 2012 and August 1, 2016 (each, a "Step-up Date") the interest rate on this Debenture shall be automatically reset, and this Security shall accrue interest, from such Step-up Date to but not including the next succeeding Step-up Date, or, in the case of August 1, 2016, until the Principal Amount is paid or duly made available for payment, at a rate per annum equal to the Five-Year Treasury Rate minus 72 basis points; provided, however, that in no event will the interest rate on this Debenture be reset below 3 1/2% per annum or above 5 1/4% per annum. The Company shall provide written notice to the Trustee of the new interest rate. Any change in the interest rate pursuant to the preceding sentence shall not have any effect on any other provision of the Indenture or this Security. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on any overdue Principal Amount at the interest rate borne by the Securities at the time such interest on the overdue Principal Amount accrues, compounded semiannually, and it shall pay interest on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace period), at the same interest rate compounded semiannually.

     "Five-Year Treasury Rate" means, with respect to any Step-up Date, the U.S. Treasury yield displayed on the Bloomberg Service screen accessed by the command which is currently "GT5 [GOVT] HP [GO]" (currently page 066) (or any successor or substitute page and command of such Service providing rate quotations comparable to those currently provided on such page of such Service) specified as the last reported yield applicable to U.S. Treasury Notes at the close of business on the date that is 120 days prior to such Step-up Date (or, if such date is not a Business Day, on the next succeeding date which is a Business Day) or, if such yield is not available at such time for any reason, the "Five Year Treasury Rate" with respect to such Step-up Date shall mean the rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as the case may be, and applied on a daily basis) for direct obligations of the United States of America having a maturity that is equal to five years, as published weekly by the Federal Reserve Board in "Federal Reserve Statistical Release H.15(519)--Selected Interest Rates" or any successor publication, specified as the closing rate applicable to five-year U.S. Treasury Notes for the date that is 120 days prior to such Step-up Date (or, if such date is not a Business Day, on the next succeeding date which is a Business Day).

2.  Method of Payment.

     The Company will pay interest on this Security (except defaulted interest) to the Person who is the registered Holder of this Security at the close of business on January 15 or July 15, as the case may be, next preceding the related interest payment date. Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Redemption Price, Purchase Price, Change in Control Purchase Price and the Principal Amount at Stated Maturity, as the case may be, to the Holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security. The

                                      A-1-5

Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest, the Redemption Price, Purchase Price, Change in Control Purchase Price and the Principal Amount at Stated Maturity, as the case may be, by check or wire payable in such money; provided, however, that a Holder holding Securities with an aggregate Principal Amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.  Paying Agent, Conversion Agent and Registrar.

     Initially, State Street Bank and Trust Company (the "Trustee") will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.  Indenture.

     The Company issued the Securities under an Indenture dated as of January 24, 2002 (the "Indenture"), between the Company and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

     The Securities are general unsecured obligations of the Company limited to up to $200,000,000 aggregate Principal Amount (which shall include the Initial Purchasers' option to purchase $25,000,000 of Securities) (subject to Section
2.2 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.  Redemption at the Option of the Company.

     No sinking fund is provided for the Securities. The Securities are not redeemable prior to February 5, 2005. Beginning on February 5, 2005 and during the periods thereafter to maturity, the Securities are redeemable as a whole, or from time to time in part, in any integral multiple of $1,000, at any time at the option of the Company at the Redemption Prices set forth below (which are expressed as percentages of the Principal Amount), together with accrued and unpaid interest up to but not including the Redemption Date and Liquidated Damages, if any, thereon; provided that, if the Redemption Date is on or after an interest record date but on or prior to the related interest payment date, interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date.

                     Period                                   Redemption Price
                     ------                                   ----------------
Beginning February 5, 2005 and ending on January 31, 2006.....    100.875%
Beginning February 1, 2006 and thereafter.....................    100.000%

                                      A-1-6

6.  Purchase By the Company at the Option of the Holder.

     Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder, in any integral multiple of $1,000, on February 1, 2008, February 1, 2013 and February 1, 2017 (each, a "Purchase Date") at a purchase price per Security equal to 100% of the aggregate Principal Amount of the Security (the "Purchase Price"), together with accrued and unpaid interest up to but not including the Purchase Date and Liquidated Damages, if any, thereon (provided that, if the Purchase Date is on or after an interest record date but on or prior to the related interest payment date, interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date) upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date, and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder 45 Business Days after the occurrence of a Change in Control of the Company for a Change in Control Purchase Price equal to 100% of the Principal Amount thereof plus accrued and unpaid interest up to but not including the Change in Control Purchase Date and Liquidated Damages, if any, thereon, which Change in Control Purchase Price shall be paid in cash.

     Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     If cash sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, and accrued and unpaid interest and Liquidated Damages, if any, of all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, interest ceases to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Change in Control Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, upon surrender of such Security.

7.  Notice of Redemption.

     Notice of redemption pursuant to paragraph 5 of this Security will be mailed at least 20 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount.

8.  Conversion.

     The initial Conversion Price is $38.87, subject to adjustment from time to time as described in the Indenture. The number of Common Stock issuable upon conversion of a Security is determined by dividing (x) the Principal Amount of the Security or the portion thereof being converted by

                                      A-1-7

(y) the Conversion Price in effect on the Conversion Date. A Holder which surrenders Securities for conversion will receive cash or a check in lieu of any fractional Common Share.

     A Security in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

     To surrender a Security for conversion, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required.

     A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. If any Holder surrenders a Security for conversion (in whole or in part) during the period from the close of business on any regular record date for payment of an installment of interest to the opening of business on the next succeeding interest payment date, then such Security so surrendered shall be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the Principal Amount of such Security then being converted, and such interest installment shall be payable to such registered Holder notwithstanding the conversion of the Security, subject to the provisions of the Indenture relating to the payment of defaulted interest by the Company. Notwithstanding the preceding sentence, in the event that a Holder surrenders a Security or portion thereof (i) called for redemption, (ii) that the Company may be obligated to purchase in accordance with Section 3.9 of the Indenture upon a Change of Control or (iii) surrendered for conversion after the Company declares a dividend or distribution described in Section 10.7 of the Indenture, or a dividend or a distribution described in
Section 10.8 of the Indenture where the fair market value of such dividend or distribution per Common Share exceeds 15% of the Sale Price of the Common Stock as of the Business Day prior to the date of declaration, and the Redemption Date, Change in Control Purchase Date or Ex-Dividend Date with respect to the distribution, as the case may be, occurs during the period from the close of business on a record date and ending on the opening of business on the first Business Day after the next interest payment date, or if this interest payment date is not a Business Day, the second Business Day after the interest payment date, such Holder shall not be required to pay an amount equal to the interest payable on the Principal Amount of the Security being converted. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay to such Holder any such funds paid by such Holder to the Company. Except as otherwise provided in Section 10.2 of the Indenture or in this paragraph 8, no payment or adjustment will be made for accrued interest or Liquidated Damages, if any, on a converted Security.

     The Conversion Price will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days at less than the Average Sale Price at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Securityholders may participate in the transaction without conversion or in certain other cases as set forth in Section 10.10 of the Indenture. The Company from time to time may voluntarily decrease the Conversion Price.

     If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the

                                      A-1-8
right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

9.  Denominations; Transfer; Exchange.

     The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or a Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

10.  Persons Deemed Owners.

     The registered Holder of this Security may be treated as the owner of this Security for all purposes.

11.  Unclaimed Money or Securities.

     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company, for payment as general creditors unless an applicable abandoned property law designates another person.

12.  Amendment; Waiver.

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities so long as such changes, other than those in clause (ii), do not materially and adversely affect the interest of Securityholders (i) to cure any ambiguity, omission, defect or inconsistency,
(ii) to comply with Article 5 or Section 10.14 of the Indenture, (iii) to add to the covenants of the Company for the benefit of Securityholders or to secure the Company's obligations under the Securities and this Indenture, or (iv) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

13.  Defaults and Remedies.

     Under the Indenture, Events of Default include (i) default for 30 days in payment of any interest on any Securities after receipt by the Company of a Notice of Default, (ii) default in payment of the Principal Amount, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable, (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time;

                                      A-1-9

(iv) default by the Company in the payment at the final maturity thereof, after the expiration of any applicable grace period, of principal of or interest on indebtedness for money borrowed, other than nonrecourse indebtedness, in the principal amount then outstanding of $25 million or more, or acceleration of any indebtedness in such principal amount so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such acceleration is not rescinded within 10 business days after notice to the Company in accordance with the Indenture; and (v) certain events of bankruptcy or insolvency.

     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause
(i) or (ii) above) if it determines that withholding notice is in their interests.

14.  Trustee Dealings with the Company.

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.  No Recourse Against Others.

     A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.  Authentication.

     This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

17.  Abbreviations.

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM ("tenants in common"), TEN ENT ("tenants by the entireties"), JT TEN ("joint tenants with right of survivorship and not as tenants in common"), CUST ("custodian") and U/G/M/A ("Uniform Gift to Minors Act").

18.  Governing Law.

     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

     The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                                     A-1-10

                  Charles River Laboratories International, Inc.
                  251 Ballardvale Street
                  Wilmington, MA  01887
                  Attn:  General Counsel
                  (978) 658-6000

                                     A-1-11

------------------------------------------------------------------------------------------------------------------------
                      ASSIGNMENT FORM                                           CONVERSION NOTICE
To assign this Security, fill in the form below:             To convert this Security into Common Stock of the
                                                             Company, check the box [       ]
------------------------------------------------------------------------------------------------------------------------
I or we assign and transfer this Security to                 To convert only part of this Security,
                                                             state the Principal Amount to be
                                                             converted (which must be $1,000
-----------------------------------------------------        or an integral multiple of $1,000):
-----------------------------------------------------
(Insert assignee's soc. sec. or tax ID no.)
                                                             If you want the stock certificate made out in another
-----------------------------------------------------        person's name fill in the form below:
-----------------------------------------------------
-----------------------------------------------------        -----------------------------------------------------------
(Print or type assignee's name, address and zip code)        -----------------------------------------------------------
                                                             (Insert the other person's soc. sec. tax ID no.
and irrevocably appoint

____________________ agent to transfer this Security on      -----------------------------------------------------------
the books of the Company.  The agent may substitute          -----------------------------------------------------------
another to act for him.                                      -----------------------------------------------------------
                                                             -----------------------------------------------------------
                                                             (Print or type other person's name, address and zip code)
------------------------------------------------------------------------------------------------------------------------

Date:________                       Your Signature:
                                                   ---------------------------------------------------------------------
                                                   (Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

-------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program

By:
   --------------------------
     Authorized Signatory

                                     A-1-12

                                   SCHEDULE I
                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
             3.50% Senior Convertible Debenture Due February 1, 2022

Date                            Principal Amount                        Notation

                                     A-1-13

                                                                    EXHIBIT A-2

                         [Form of Certificated Security]

     THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH SECURITY IS $1000 PER $1,000 OF PRINCIPAL AMOUNT, THE ISSUE DATE IS FEBRUARY 1, 2002 AND THE COMPARABLE YIELD IS 9% PER ANNUM. HOLDERS OF THIS SECURITY MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, YIELD TO MATURITY AND THE PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO:
CHARLES RIVER LABORATORIES INTERNATIONAL, INC., 251 BALLARDVALE STREET, WILMINGTON, MA 01887, ATTN.: CORPORATE SECRETARY, SUCH INFORMATION TO BE MADE AVAILABLE, NO LATER THAN 10 DAYS AFTER THE ISSUE DATE, PROMPTLY UPON REQUEST.

     THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY AND THE COMMON STOCK DELIVERABLE UPON CONVERSION OF THIS SECURITY OR UPON PURCHASE OF THIS SECURITY BY THE COMPANY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT IN EACH OF CASES
(I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

     THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

                                      A-2-1

                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

            3 1/2% Senior Convertible Debentures due February 1, 2022

No.: _________________                          CUSIP: 159863 AK 5

Issue Date:  ____________                       Principal Amount:  $175,000,000

     CHARLES RIVER LABORATORIES INTERNATIONAL, INC., a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the Principal Amount of One Hundred and Seventy Million dollars ($175,000,000), or such other amount as is indicated on Schedule A hereof, on February 1, 2022, subject to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Security is convertible as specified on the other side of this Security.

     Interest Payment Dates: February 1 and August 1, commencing August 1,
2002,

     Record Dates: January 15 and July 15, commencing July 15, 2002

Dated:                                       CHARLES RIVER LABORATORIES
                                             INTERNATIONAL, INC.

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

------------------

                                     A-2-2

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

STATE STREET BANK AND TRUST COMPANY, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:
   -----------------------------
   Authorized Signatory

Dated:

                                      A-2-3

               [FORM OF REVERSE SIDE IS IDENTICAL TO EXHIBIT A-1]

                                      A-2-4

                                                                       EXHIBIT B

                              Transfer Certificate

     In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $[ ] Principal Amount of the above-captioned Securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities deliverable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

     / / A transfer of the Surrendered Securities is made to the Company or any subsidiaries; or

     / / The transfer of the Surrendered Securities complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"); or

     / / The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act, or

     / / The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act.

     and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

     / /  The transferee is an Affiliate of the Company.

DATE:
                                                ---------------------------
                                                        Signature(s)

     (If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

--------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program

By:
   -----------------------
    Authorized Signatory

                                       B-2